Exhibit 10.3

GENERAL CANNABIS CORP

LETTER AGREEMENT

November 1, 2019

Reference is made to the Promissory Note (the “Note”) dated July 18, 2019, issued by General Cannabis Corp (the “Company”) to SBI Investments LLC, 2014-1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note.

For good and valuation consideration, the parties hereby agree, effective as of the first date above, as follows:

(a)

Extension of Maturity Date.  The Maturity Date of the Note shall be extended to November 15, 2019.

(b)

Governing Law.  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

(c)

Full Force and Effect.  Except as modified hereby, the Note remains in full force and effect.

(d)

Counterparts.  This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this letter agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter agreement.

GENERAL CANNABIS CORP

By:
Name:	Michael Feinsod
Title:	Chief Executive Officer

Agreed and approved:

SBI INVESTMENTS LLC, 2014-1

By:
Name:
Title: